Exhibit 10.08

SUPPLY AND PURCHASE EXCLUSIVITY AGREEMENT
THIS SUPPLY AND PURCHASE EXCLUSIVITY AGREEMENT (hereinafter referred to as "Agreement") is made and entered into as of October 9th, 2008 (the "Effective Date") is made by and between Energy Telecom, Inc., of Miami Beach, FL (hereinafter referred to as "Energy", which reference may include its Affiliates), and SAMSIN, USA, of Mason, OH  (hereinafter referred to as "SAMSIN", which reference may include its Affiliates). Energy and SAMSIN are sometimes referred to herein individually as a "Party" or collectively as "Parties".

THIS Agreement, upon execution, is intended to complement certain conditions of exclusivity and confidentiality contained in “Memorandum of Understanding”, dated June 19th, 2008, “Beta Production Contract”, dated July 14th, 2008, and “Non Disclosure Agreement”, dated January 8th, 2008, executed by both parties.

RECITALS

WHEREAS, Energy has engaged Samsin to manufacture and assemble components comprising a wireless communication eyewear product (hereinafter referred to as "PRODUCT” ).

WHEREAS, Energy has the exclusive right to market and sell the Product, through its distribution partners, in the Territory;

WHEREAS, SAMSIN possesses the facilities, equipment, technologies, intellectual property rights (either through direct ownership or license), and has the technical know-how and capacity to produce such Product for Energy;

WHEREAS, as a condition to maintain the exclusive rights Energy desires, SAMSIN is to be exclusive manufacturer of the finished packaged Product for its purchase according to the provisions of this Agreement, and Agreements as referred to above;

WHEREAS, Energy and SAMSIN desire to set forth and define their relationship on the subject matter contained herein, including but not limited to consideration and their respective rights, benefits, duties and liabilities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

1.10   "Affiliates" means any Person or entity controlling, controlled by or under common control with that Person or entity. "Control" for this purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities or interests, by contract, or otherwise.

1.11   "Field" shall mean any markets utilizing protective eyewear to deliver voice and music communication.

1.14   "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company. A trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

1.15   "Product” shall mean the components and technologies comprising a communication devise generally described as communication eyewear, delivery wireless voice and wireless communication.

1.16   "Territory" means worldwide.

1.17   "Third Party" means any person or legal entity other than SAMSIN, Energy or their Affiliates.

2. EXCLUSIVITY.

2.1     Exclusive Supply of the PRODUCT.  SAMSIN agrees to not sell or otherwise supply any other Person the components comprising the PRODUCT, or, the PRODUCT in its entirety, to be sold in the Field in the Territory on the terms, and subject to the conditions of this Agreement and previously executed Agreements.

2.2     Exclusive Right to Purchase.  ENERGY agrees to not purchase from any other Person the components comprising the PRODUCT, or, the PRODUCT in its entirety, to be sold in the Field in the Territory on the terms, and subject to the conditions of this Agreement and previously executed Agreements.

 3.    TERM OF THE AGREEMENT.

3.1    Effective Date. This Agreement shall commence the Effective Date, and shall continue for three (3) calendar years from the Effective Date.

3.2 Other Conditions. This Term of this Agreement are also subject to conditions contained in “Memorandum of Understanding”, dated June 19th, 2008, “Beta Production Contract”, dated July 14th, 2008, and “Non Disclosure Agreement”, dated January 8th, 2008, executed by both parties.

4.    EFFECTIVE DATE .

4.1 This Employment Agreement shall be effective as of the date first written above.

Energy Telecom, Inc.	Samsin USA, LLC
/s/ TOM RICKARDS	/s/ THOMAS PERSZYK
Name: Tom Rickards	Name: Thomas Perszyk
Title: President	Title: CEO

Energy Telecom, Inc.
1602 Alton Rd., #12, Miami Beach, FL 33139 USA
305.865.9885, Fax: 305.865.4435, corporate@energytele.com
www.energytele.com